Exhibit 10.6

NOTE EXCHANGE AGREEMENT

NOTE EXCHANGE AGREEMENT, dated as of December [ ], 2015 (this “Agreement”), by and among Lilis Energy, Inc. (the “Company”) and each of the parties listed on the signature pages hereto (each a “Noteholder”, and collectively, the “Noteholders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Note (as defined herein).

WHEREAS, the Company has previously issued 12.0% Short-Term Notes due 2016 (together, the “Original Notes”) to certain affiliates and accredited investors of the Company in an aggregate principal amount of $750,002;

WHEREAS, each Noteholder beneficially owns the aggregate principal amount of Original Notes set forth opposite its name in Schedule A attached hereto; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, each of the Noteholders will exchange its Original Notes for the Company’s 12% Subordinated Convertible Notes in the form substantially attached as Exhibit A hereto (the “Exchange Notes”), and the Company will issue such Exchange Notes at a rate, expressed in principal amount of Exchange Notes, equal to $1.00 for $1.00 in exchange for the cancellation of the Original Notes, with all amounts due thereunder being cancelled and deemed to have been paid in full, including any accrued but unpaid interest (the “Note Exchange”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.   Note Exchange. Contemporaneously with the execution and delivery of this Agreement, the parties shall effectuate the Note Exchange in the following manner: (a) the Company shall issue and deliver to the Noteholders, an aggregate principal amount of Exchange Notes equal to the aggregate principal amount of the Original Notes exchanged hereunder and (b) the Noteholders severally (and not jointly) shall deliver to the Company all of their respective Original Notes. In addition, the Company shall cancel the amount of accrued but unpaid interest owed to each Noteholder for the period from the execution of each Original Note through the date hereof. The Exchange Notes issued pursuant to the Note Exchange shall accrue interest in accordance with the provisions of the Exchange Notes.

2.   Purchase Agreement. In connection with the Note Exchange, each Noteholder shall execute and deliver to the Company a purchase agreement, in the form substantially attached as Exhibit B, hereto and the Company will deliver to the Noteholders warrants to purchase shares of the Company’s common stock, par value $0.0001, in the form substantially attached as Exhibit C hereto, in an amount specified therein.

3. Representations and Warranties of the Company. The Company represents and warrants to the Noteholders effective as of the date hereof as follows:

(a) Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement; No Conflicts. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Noteholders) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this Agreement nor the consummation of the Note Exchange will violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c) Validity of Exchange Notes. The Exchange Notes issued pursuant to this Agreement, when delivered in exchange for the Original Notes in accordance with this Agreement, will be the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law)..

4. Representations and Warranties of the Noteholders. Each Noteholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:

(a) Due Organization. If such Noteholder is a legal entity, it is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement. Such Noteholder has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by such Noteholder and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c) Ownership of the Original Notes. Such Noteholder is, and at all times since execution of the Original Note has been, the beneficial owner of its Original Notes, free and clear of any adverse claim, mortgage, pledge, lien, encumbrance, option, charge or other security interest that would prevent such Noteholder’s compliance with its obligations hereunder. Such Noteholder does not own, beneficially or of record, any Original Notes of the Company or securities convertible or exchangeable for Original Notes of the Company other than as set forth in Schedule A hereto. Such Noteholder has the sole right and power to vote and dispose of the Original Notes, and none of such Original Notes is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Original Notes, except for this Agreement.

(d) Investment Intent. The Exchange Notes to be acquired by such Noteholder pursuant to this Agreement shall be acquired for such Noteholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and such Exchange Notes shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(e) Sophisticated Investor. Such Noteholder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” or “institutional accredited investor” as defined in Rule 501 under Regulation D of the Securities Act. Such Noteholder is able to bear the economic risk of its investment in the Exchange Notes for an indefinite period of time and acknowledges that no public market exists for the Exchange Notes and that there is no assurance that a public market will ever develop for the Exchange Notes. The Exchange Notes have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Noteholder understands that the tax consequences of the Note Exchange are complex, and accordingly such Noteholder represents and warrants that it has consulted with its own independent tax advisor concerning the Note Exchange and is not relying on the Company or any of its respective affiliates or agents, including its counsel and accountants, for any tax advice regarding the tax consequences of the Note Exchange or any other transactions contemplated by this Agreement.

(f) Information. Such Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information (including all documents filed or furnished to the Securities and Exchange Commission by Lilis Energy, Inc.) and has had sufficient access to the Company necessary for such Noteholder to decide to exchange its Original Notes for Exchange Notes in accordance with this Agreement.

4. General Provisions.

(a) Closing. The closing of the transactions contemplated by this Agreement shall occur simultaneously with the execution and delivery of this Agreement.

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(b) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any of the Noteholders or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(c) Disclosure. Nothing contained in this Agreement shall be construed to limit the Company or any Noteholder from making such disclosures as may be required by law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company at 216 16th Street, Suite #1350, Denver, Colorado 80202, Attention: General Counsel, and to each Noteholder at the address set forth in the Exhibit A (or at such other address for a party as shall be specified by like notice).

(e) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(g) Entire Agreement. This Agreement embodies the entire agreement and understanding of the Noteholders and the Company with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

(h) Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity.

(i) Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

(j) Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and each Noteholder has caused this Agreement to be executed on its behalf as of the date first written above.

Lilis Energy, Inc.

By:	/s/ Kevin Nanke
Name:	Kevin Nanke
Title:	Executive Vice President and Chief Financial Officer

Noteholders:

By:	/s/ General Merrill McPeak
Name:	General Merrill McPeak

By:	/s/ Nuno Brandolini
Name:	Nuno Brandolini

Siskey Capital, LLC.

By:	/s/ Martin A. Sumichrast
Name:	Martin A. Sumichrast
Title:	Manager

By:	/s/ Abraham Mirman
Name:	Abraham Mirman

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Schedule A

Noteholder	Aggregate Principal Amount of Securities Outstanding	Address for Notices
General Merrill McPeak	$250,002
Nuno Brandolini	$150,000
Siskey Capital, LLC	$100,000
Abraham Mirman	$250,000

EXHIBIT A

FORM OF EXCHANGE NOTE

[See Exhibit 4.1]

EXHIBIT B

FORM OF PURCHASE AGREEMENT

[See Exhibit 10.5]

EXHIBIT C

FORM OF WARRANT

[See Exhibit 4.2]